Exhibit 99.3

FOR IMMEDIATE RELEASE	CONTACT:	BETSY CASTENIR
(212) 339-3424

GEORGE WYPER ELECTED TO FSA HOLDINGS BOARD OF DIRECTORS

* * *

JAMES OZANNE REJOINS BOARD

New York, New York, September 9, 2004 – The Board of Directors of Financial Security Assurance Holdings Ltd. (FSA Holdings or the Company), the holding company for bond insurer Financial Security Assurance Inc. (FSA), elected two additional members, James H. Ozanne and George U. Wyper.

Robert P. Cochran, chairman and chief executive officer of FSA Holdings said:  “We are pleased to welcome Jim Ozanne back and equally pleased that George Wyper has agreed to join our board. Jim Ozanne brings tremendous experience in financial services broadly, as well as in-depth knowledge of FSA operations.  George Wyper brings enormous knowledge of fixed-income markets and institutional fund management.”

Mr. Ozanne is currently non-executive chairman of SPS Holding Corp. (SPS, formerly Fairbanks Capital Holding Corp.), a mortgage servicing holding company in which the Company owns a minority interest. He was a member of the FSA Holdings board from January 1990 through May 2003, when he became chief executive officer of SPS, a position he held until this month. He was vice chairman of FSA Holdings from May 1998 to July 2000.  Among numerous positions in his long career in financial services, he was previously chairman of Nations Financial Holdings Corporation, president and chief executive officer of U S WEST Capital Corporation and executive vice president of General Electric Capital Corporation.

Mr. Wyper is the founder and managing member of Wyper Capital Management, L.P. He was previously senior managing director and a member of the operating committee of Warburg Pincus Counsellors, Inc; chief investment officer of White River Corporation; president and chief executive officer of Hanover Advisors; chief investment officer of Fund American Enterprises; and director of fixed income investments for Fireman’s Fund Insurance Company.  He is also president of the Darien Library and serves on the boards of the Yale School of Management, the American Numismatic Society and the Museum of Rhode Island School of Design.

FORWARD-LOOKING STATEMENTS

The Company relies on the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995.  This safe harbor requires that the Company specify important factors that could cause actual results to differ materially from those contained in forward-looking statements made by or on behalf of the Company. Accordingly, forward-looking statements by the Company and its affiliates are qualified by reference to the following cautionary statements.

In its filings with the SEC, reports to shareholders, press releases and other written and oral communications, the Company from time to time makes forward-looking statements. Such forward-looking statements include, but are not limited to, (i) projections of revenues, income (or loss), earnings (or loss) per share, dividends, market share or other financial forecasts; (ii) statements of plans, objectives or goals of the Company or its management, including those related to growth in adjusted book value per share or return on equity; and (iii) expected losses on, and adequacy of loss reserves for, insured transactions. Words such as “believes,” “anticipates,” “expects,” “intends” and “plans” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

The Company cautions that a number of important factors could cause actual results to differ materially from the plans, objectives, expectations, estimates and intentions expressed in forward-looking statements made by the Company. These factors include: (i) changes in capital requirements or other criteria of securities rating agencies applicable to financial guaranty insurers in general or to FSA specifically; (ii) competitive forces, including the conduct of other financial guaranty insurers in general; (iii) changes in domestic or foreign laws or regulations applicable to the Company, its competitors or its clients; (iv) changes in accounting principles or practices that may result in a decline in securitization transactions; (v) an economic downturn or other economic conditions (such as a rising interest-rate environment) adversely affecting transactions insured by FSA or its investment portfolio; (vi) inadequacy of reserves established by the Company for losses and loss adjustment expenses; (vii) temporary or permanent disruptions in cash flow on FSA-insured structured transactions attributable to legal challenges to such structures; (viii) downgrade or default of one or more of FSA’s reinsurers; (ix) the amount and nature of business opportunities that may be presented to the Company; (x) market conditions, including the credit quality and market pricing of securities issued; (xi) capacity limitations that may impair investor appetite for FSA insured obligations; (xii) market spreads and pricing on insured credit default swap exposures, which may result in gain or loss due to mark-to-market accounting requirements; (xiii) prepayment speeds on FSA-insured asset-backed securities and other factors that may influence the amount of installment premiums paid to FSA; (xiv) changes in the value or performance of strategic investments made by the Company; and (xv) other factors, most of which are beyond the Company’s control. The Company cautions that the foregoing list of important factors is not exhaustive. In any event, such forward-looking statements made by the Company speak only as of the date on which they are made, and the Company does not undertake any obligation to update or revise such statements as a result of new information, future events or otherwise.

THE COMPANY

Financial Security Assurance Holdings Ltd. (FSA Holdings) is a New York-headquartered holding company whose subsidiaries provide financial guarantees in both the public and private sectors around the world.  Its principal operating subsidiary, Financial Security Assurance Inc. (FSA), is a leading guarantor of municipal bonds, infrastructure financings and asset-backed securities.  FSA has earned Triple-A ratings, the highest ratings available, from Fitch Ratings, Moody’s Investors Service, Inc., Standard & Poor’s Ratings Services and Rating and Investment Information, Inc.  FSA Holdings is a member of the Dexia group.  For additional information, visit www.fsa.com.